As Filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2012 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

John N. Bonfiglio

President and Chief Executive Officer.

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.001 Par Value	2,875,000	$2.05	$5,893,750	$804.00

(1)	The securities to be registered include options and awards to acquire common stock.
(2)	This Registration Statement registers 2,875,000 shares of Company common stock for issuance pursuant to the Company’s 2012 Equity Incentive Plan (which is an amendment and restatement of the Company’s Amended and Restated 2002 Stock Option and Incentive Plan) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based upon the closing price per share of our Common Stock as reported on the OTC Bulletin Board, on October 22, 2012.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 2,875,000 additional shares of Company common stock authorized for issuance under the 2012 Equity Incentive Plan, (the “Plan”) (which is an amendment and restatement of the Company’s 2002 Amended and Restated Stock Incentive Plan), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares	Post-Split Shares*	Registration Statement
Adoption	November 2002	1,000,000	50,000	333-110646
Amended and Restated	September 2006	2,000,000	100,000	333-150716
First Amendment	April 2008	2,000,000	100,000	333-150716
Second Amendment	October 2009	7,500,000	375,000	333-163083
Third Amendment	September 2011		500,000	333-177091

Total		12,500,000	1,125,000

*	On September 24, 2010, the Company effectuated a 1 for 20 reverse stock split.

On October 23, 2012 the Company shareholders approved and authorized the Plan and an increase in the number of authorized shares for issuance under the Plan by 2,875,000 shares from 1,125,000 to 4,000,000 shares.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statements, on Form S-8 (Nos. 333-110646, 333-150716, 333-163083 and 333-177091), on November 21, 2003, July 5, 2008, November 13, 2009 and September 30, 2011 respectively, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed November 21, 2003 (File No. 333-110646);

•	Registration Statement on Form S-8 filed July 5, 2008 (File No. 333-150716);

•	Registration Statement on Form S-8 filed November 13, 2009 (File No. 333-163083);

•	Registration Statement on Form S-8 filed September 30, 2011 (File No. 333-177091)

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on April 16, 2012;

•

the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 15, 2012, and the Registrant’s Quarterly Report on Forms 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on August 10, 2012; and

•

the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of January 25, 2012, February 2, 2012, February 16, 2012, March 26, 2012, June 11, 2012, July 31, 2012, August 2, 2012, September 21, 2012, and October 25, 2012.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or amended, to constitute a part of the Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

As provided in our bylaws and under Florida law, our Directors shall not be personally liable to our company or any other person for monetary damages for breach of duty of care or any other duty owed to our company as a Director, unless the breach of or failure to perform those duties constitutes:

•	a violation of criminal law, unless the Director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the Director received an improper personal benefit, directly or indirectly;

•	in a proceeding by or in the right of our company or a shareholder, an act or omission which involves a conscious disregard for the best interests of our company or which involves willful misconduct;

•

in a proceeding by or in the right of someone other than our company or a shareholder, an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property; or

•	a distribution made in violation of Florida law.

Our bylaws provide that we are required to indemnify any Director, officer, employee or agent made a party to a proceeding because he is or was our Director, officer, employee or agent against liability incurred in the proceeding if he acted in good faith and in a manner the Director reasonably believed to be in or not opposed to our best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Our bylaws and Florida law also provide that we shall indemnify a Director, officer, employee or agent who has been successful on the merits or otherwise in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a Director, officer, employee or agent of our company against expenses actually and reasonably incurred by him in connection with such defense.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index immediately following the signature page which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that provisions (i) and (ii) of this undertaking are inapplicable if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 25th day of October, 2012.

Oragenics, Inc.

By:	/s/ John N. Bonfiglio
John N. Bonfiglio
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints John Bonfiglio and Michael Sullivan, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Bonfiglio John N. Bonfiglio	President, Chief Executive Officer, Principal Executive Officer and Director	October 25, 2012

/s/ Michael Sullivan Michael Sullivan	Chief Financial Officer and Principal Accounting Officer	October 25, 2012

/s/ Frederick W. Telling Frederick W. Telling	Chairman of the Board and Director	October 25, 2012

/s/ Christine L. Koski Christine L. Koski	Director	October 25, 2012

/s/ Robert C. Koski Robert C. Koski	Director	October 25, 2012

/s/ Charles L. Pope Charles L. Pope	Director	October 25, 2012

/s/ Alan W. Dunton Alan W. Dunton	Director	October 25, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	2012 Equity Incentive Plan*

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been previously filed with the Commission as Exhibit 4.1 to Form 8-K filed on October 25, 2012 and is incorporated by reference.